As filed with the Securities and Exchange Commission on June 9, 1999
                                                         Registration No. 333 -

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ----------------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ----------------------------

                             MASTER GRAPHICS, INC.
            (Exact name of registrant as specified in its charter)

         Tennessee                                             62-1694322
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                         6075 Poplar Avenue, Suite 401
                           Memphis, Tennessee 38119
                                (901) 685-2020
              (Address, including zip code, and telephone number,
               including area code of principal executive office)

      Master Graphics, Inc. 1998 Non-employee Director Stock Option Plan
              Master Graphics, Inc. 1998 Equity Compensation Plan
              Master Graphics, Inc. Employee Stock Purchase Plan
                             (Full title of plan)

                                John P. Miller
                            Chief Executive Officer
                         6075 Poplar Avenue, Suite 401
                           Memphis, Tennessee 38119
                                (901) 685-2020
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                           Robert J. Delpriore, Esq.
                            Bass, Berry & Sims PLC
                             119 South Main Street
                           Memphis, Tennessee 38103
                           (901) 312-5570 Telephone
                           (901) 312-9101 Facsimile

                        CALCULATION OF REGISTRATION FEE

 ============================================================================================================================
                                      Amount to be          Proposed               Proposed
     Title of Securities to be        Registered(1)         Maximum                Maximum                  Amount of
            Registered                                    Offering Price           Aggregate              Registration
                                                           Per Share (2)        Offering Price (2)             Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per       2,050,000            $10.00               $14,652,501.88            $4,073.40
share
=============================================================================================================================

(1) In addition, this Registration Statement also covers any additional shares of Common Stock which become issuable under the employee benefit plans described above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the Common Stock underlying unissued stock options are based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on June 7, 1999. The offering price per share and aggregate offering price for the Common Stock underlying outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the proposed maximum aggregate offering price fee:

=============================================================================================================================
            Title of Shares                   Number of Shares       Offering Price Per Share       Aggregate Offering Price
-----------------------------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to
 outstanding stock options pursuant to
 1998 Equity Compensation Plan............           711,429                         $10.00                     $7,114,290
-----------------------------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to unissued
 awards pursuant to 1998 Equity
 Compensation Plan........................           788,571                         $ 5.625                    $4,435,711.88
-----------------------------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to
 outstanding stock options pursuant to
 1998 Non-Employee Director Option                     2,000                         $10.00                     $   20,000
 Plan.....................................
 -----------------------------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to unissued
 options pursuant to 1998 Non-
 Employee Director Option Plan............            48,000                         $ 5.625                    $  270,000
------------------------------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to Employee
 Stock Purchase Plan......................           500,000                         $ 5.625                    $2,812,500
==============================================================================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     Master Graphics, Inc. (the "Company") hereby incorporates by reference the documents listed below and any future filings made with the Securities and Exchange Commission (the "SEC") under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until such time as this Registration Statement is no longer in effect:

          1. the Company's Annual Report on Form 10-K, as amended on April 14, 1999 and April 20, 1999, for the year ended December 31, 1998;

          2. the Company's Current Report on Form 8-K filed with the SEC on March 29, 1999, as amended on May 28, 1999;

          3. the Company's Proxy Statement for the 1999 Annual Meeting of Shareholders filed with the SEC on April 20, 1999;

          4. the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999; and

          5. the description of Common Stock contained in the Company's Registration Statement on Form 8-A filed June 8, 1998, including any amendment or reports filed for the purpose of updating such description.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequent filed document which is also incorporated by reference herein modifies or supersedes such statement.


Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

Tennessee Business Corporation Act

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interests, and, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) the director or officer in connection with any criminal proceeding had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

     The Company's Charter and Bylaws provide that it will indemnify from liability, and advance expenses to, any present or former director or officer to the fullest extent allowed by the TBCA, as amended from time to time, or any subsequent law, rule, or regulation adopted in lieu thereof.

     Additionally, the Company's Charter provides that no director will be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty except for liability arising from (i) any breach of a director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions, or (iv) receiving any improper personal benefit.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits

          4.1* Specimen form of certificate for Common Stock (Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 333-49861)

          4.2* Charter of the Company, as amended (Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 333-49861)

          4.3* Bylaws of the Company (Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-49861)

          4.4   Master Graphics, Inc. 1998 Non-Employee Director Stock Option
                Plan

          4.5   Master Graphics, Inc. 1998 Equity Compensation Plan

          4.6 Amendment No. 1 to the Master Graphics, Inc. 1998 Equity Compensation Plan

          4.7   Master Graphics, Inc. Employee Stock Purchase Plan

          5.1   Opinion of Bass, Berry & Sims PLC

          23.1  Consent of KPMG LLP

          23.2  Consent of Miller, Cooper & Co., Ltd.

          23.3  Consent of Bass, Berry & Sims PLC. (contained in Exhibit 5.1)

          24.1  Power of Attorney (included on signature page)

*Incorporated by reference

Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 8th day of June, 1999.

                                    MASTER GRAPHICS, INC.

                                    By:  /s/ John P. Miller
                                       -----------------------------------
                                       John P. Miller
                                       Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John P. Miller and Lance T. Fair, and each or either of them, with full power to act without the other, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                               TITLE                           DATE
                    ---------                                               -----                           ----
/s/ John P. Miller                                         Chief Executive Officer, President and       June 8, 1999
-------------------------------------------------------
John P. Miller                                             Chairman of the Board of Directors

/s/ Lance T. Fair                                          Senior Vice President - Acquisitions;        June 8, 1999
-------------------------------------------------------
Lance T. Fair                                              Chief Financial Officer

/s/ P. Melvin Henson, Jr.                                  Senior Vice President - Finance and          June 8, 1999
-------------------------------------------------------
 P. Melvin Henson, Jr.                                     Administration; Chief Accounting Officer

/s/ H. Henry (Hap) Hederman                                Director, President Hederman Brothers        June 8, 1999
-------------------------------------------------------
H. Henry (Hap) Hederman                                    Division

/s/ Cary Rosenthal                                         Director, President Phoenix Division         June 8, 1999
-------------------------------------------------------
Cary Rosenthal

/s/ Frederick F. Avery                                     Director                                     June 8, 1999
-------------------------------------------------------
Frederick F. Avery

/s/ Donald L. Hutson                                       Director                                     June 8, 1999
-------------------------------------------------------
Donald L. Hutson

                               INDEX TO EXHIBITS

     4.1* Specimen form of certificate for Common Stock (Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 333-49861)

     4.2* Charter of the Company, as amended (Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 333-49861)

     4.3* Bylaws of the Company (Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-49861)

     4.4   Master Graphics, Inc. 1998 Non-Employee Director Stock Option Plan

     4.5   Master Graphics, Inc. 1998 Equity Compensation Plan

     4.6 Amendment No. 1 to the Master Graphics, Inc. 1998 Equity Compensation Plan

     4.7   Master Graphics, Inc. Employee Stock Purchase Plan

     5.1   Opinion of Bass, Berry & Sims PLC

     23.1  Consent of KPMG LLP

     23.2  Consent of Miller, Cooper & Co., Ltd.

     23.3  Consent of Bass, Berry & Sims PLC
           (Contained in Exhibit 5.1)

     24.1  Power of Attorney (included on signature page)

*Incorporated by reference